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                                                                     EXHIBIT 5.1


                                                 June 8, 2001


Plug Power Inc.
968 Albany-Shaker Road
Latham, New York 12110

     Re:  Legality of Securities to be Registered Under Registration Statement
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          on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the sale of up to 5,462,500 shares (the "Shares") of common stock, par value $.01 per share, of Plug Power Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined (i) the Amended and Restated Certificate of Incorporation of the Company, as on file with the Delaware Secretary of State, (ii) the Amended and Restated Bylaws of the Company, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, and
(v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized and, when sold in accordance the terms of the underwriting agreement relating to the offering of the Shares, will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                 Very truly yours,


                                                 /s/ Goodwin Procter LLP
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                                                 GOODWIN PROCTER LLP